UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2010

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20F, Tower E1, The Towers, Oriental Plaza

No. 1 East Chang An Avenue

Dong Cheng District

Beijing, P.R. China

Post code: 100738

(Address of principal executive offices)          (Zip code)

+86 (10) 8520-5588

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 4, 2010, UTStarcom, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that on February 1, 2010, it had entered into a Common Stock Purchase Agreement (the “BEIID Agreement”) with Beijing E-town International Investment and Development Co., Ltd. (“BEIID”), and a Common Stock Purchase Agreement (together with the BEIID Agreement, the “Purchase Agreements”) with Elite Noble Limited and Shah Capital Opportunity Fund LP (collectively with BEIID, the “Investors”), pursuant to which the Company proposed to issue and sell common stock to the Investors in a private placement transaction (the “Placement”).  The Purchase Agreements were subsequently amended on May 4, 2010, June 4, 2010 and July 7, 2010, respectively.

On September 7, 2010, the Company and the Investors entered into a fourth amendment to each of the Purchase Agreements (collectively, the “Fourth Amendments”) to reduce the per share purchase price and to make certain adjustment to the number of shares sold under the Purchase Agreements.  Under the terms of the Fourth Amendments, the Company and the Investors agreed to reduce the purchase price from US$2.20 per share to US$2.027 per share and adjust the number of shares sold to each of the Investors.  The Fourth Amendments also provided that Elite Noble Limited, one of the Investors, may purchase up to an additional 3,972,251 shares within the next two months at $2.027 per share if the purchase takes place on or prior to October 7, 2010 and at US$2.047 per share if the purchase takes place between October 8, 2010 and November 8, 2010.

Copies of the Fourth Amendments are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02               Unregistered Sales of Equity Securities.

On September 7, 2010, the Company completed the issuance and sale of an aggregate 18,073,202 shares of its common stock, par value $0.001 per share, for an aggregate of $36,633,597 pursuant to the Purchase Agreements, as amended to date (the “Closing”).  On the same date, the Company also granted Elite Nobile Limited an option to purchase up to an additional 3,972,251 shares until November 8, 2010. The purchase price for such shares would also be $2.027 per share if the purchase takes place on or prior to October 7, 2010 and US$2.047 per share if the purchase takes place between October 8, 2010 and November 8, 2010.

The Shares were offered solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions from registration afforded by Section 4(2) of the Act.

On September 7, 2010, the Company issued a press release announcing the Closing.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with and effective upon the Closing, the total number of directors on the Company’s board of directors was increased from six to seven, and Mr. Baichuan Du, a former Deputy Chief Engineer of China’s State Administration of Radio, Film and Television, Mr. Xiaoping Li, Executive Deputy General Manager of BEIID, and Mr. William Wong, a Managing Director at

Yellowstone Capital, joined the Company’s board of directors.  Mr. Li is the designee for BEIID pursuant to the Stockholders Rights Agreement entered into by and between the Company and BEIID on February 4, 2010.  Messrs. Li and Wong replaced Mr. Allen Lenzmeier and Mr. Jeff Clarke, respectively, who resigned from the Company’s board of directors upon the Closing.  The Company’s board of directors has appointed Mr. Li to the audit committee and Mr. Du to the compensation committee of the Company’s board of directors upon the Closing. The Company will enter into a standard form of indemnification agreement with each of Mr. Du, Mr. Li and Mr. Wong.

In connection with the Closing, the Company’s former Chief Operating Officer, Mr. Jack Lu, age 47, was appointed as the Company’s Chief Executive Officer, effective upon the Closing.

Mr. Lu has served as the Company’s Chief Operating Officer since March 2010. From August 2008 until joining the Company, Mr. Lu worked as an entrepreneur seeking to establish a renminbi denominated investment fund to invest in high technology companies in southwest China. From July 2007 to July 2008, Mr. Lu served as Global Co-Chief Operating Officer and General Manager of China Operations for Source Photonics, Inc., an optoelectronics components company. From September 2001 until June 2007, he served in a number of senior management positions, including most recently as President and Chief Executive Officer from January 2007 to June 2007 and Chief Operating Officer from June 2006 to December 2006, of Fiberxon Inc., an optical telecom components company, which was acquired by MRV Communications Inc., a communications equipment and services company, in July 2007. From 2000 until 2001, Mr. Lu served as Director of Business Strategy Development for US Business Networks Inc. (MeetChina.com), a business-to-business portal provider. From 1988 to 1998, Mr. Lu served in a number of management positions with China National Technical Import and Export Corporation, an import/export, manufacturing and consulting firm.  Mr. Lu received a B.S. in Electrical Engineering from Huazhong University of Science and Technology in China and holds an M.B.A. from the University of Southern California.

Pursuant to the employment offer letter dated February 1, 2010 by and between the Company and Mr. Lu (the “Offer Letter”), as amended on February 10, 2010 (the “Offer Letter Amendment”), after Mr. Lu has become the Chief Executive Officer, his base salary will be increased from RMB 2,726,653 to RMB 3,067,485 and Mr. Lu will be eligible for a performance target bonus of 100% of his base salary. The full text of the Offer Letter and the Offer Letter Amendment were filed as an exhibit to the Company’s Current Reports on Form 8-K filed on February 4, 2010 and February 22, 2010, respectively, and are incorporated herein by reference.

The board of directors of the Company has appointed Mr. Lu to the board, effective upon the Closing, when Mr. Lu assumed the Chief Executive Officer position, to replace Mr. Peter Blackmore.

Mr. Blackmore resigned as President and Chief Executive Officer of the Company and resigned from the Company’s board of directors effective as of September 7, 2010.  The Company and Mr. Blackmore have agreed that Mr. Blackmore’s resignation as President and Chief Executive Officer of the Company is for “good reason” under the Change of Control/Involuntary Termination Severance Agreement with Mr. Blackmore, effective July 2, 2007 (the “Blackmore Severance Agreement”), which was subsequently amended and restated on January 30, 2008 to bring the agreement into compliance with Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, and amended again on December 17, 2008 for Section 409A compliance.

Pursuant to the Blackmore Severance Agreement and subject to certain conditions,  Mr. Blackmore would be entitled to the following severance benefits after he terminates his employment with the Company: (i) twelve (12) months of base salary as in effect as of the date of such termination, less applicable withholding, (ii) one hundred percent (100%) of his full annual performance target bonus for 2010, (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted to him by the Company shall become fully vested, or, as applicable, released from the Company’s repurchase right and exercisable as of the date of the termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, (iv) such equity awards shall be exercisable until the earliest of (a) twelve (12) months from his date of termination, (b) the latest date the equity award could have expired by its original terms under any circumstances, (c) the tenth (10th) anniversary of the original date of grant of the equity award, or (d) the date provided for under the equity plan under which the award was granted, (v) all Mr. Blackmore’s outstanding restricted cash awards shall become fully vested, and (vi) an amount equal to twelve (12) months of health insurance premiums for continuation coverage under COBRA at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for Mr. Blackmore on the day immediately preceding the day of his termination of employment.

On September 7, 2010, the Company issued a press release announcing the new directors and new Chief Executive Officer.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)               Exhibits

Exhibit Number	Description
10.1

Fourth Amendment to Common Stock Purchase Agreement dated February 1, 2010, as amended on April 30, 2010, June 4, 2010 and July 7, 2010, by and between the Company and Beijing E-town International Investment and Development Co., Ltd.

10.2

Fourth Amendment to Common Stock Purchase Agreement dated February 1, 2010, as amended on April 30, 2010, June 4, 2010 and July 7, 2010, by and among the Company, Elite Noble Limited and Shah Capital Opportunity Fund LP

99.1	Press Release dated September 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: September 13, 2010	By:	/s/ Jack Lu
	Name:	Jack Lu
	Title:	Chief Executive Officer

Exhibit Number	Description
10.1

Fourth Amendment to Common Stock Purchase Agreement dated February 1, 2010, as amended on April 30, 2010, June 4, 2010 and July 7, 2010, by and between the Company and Beijing E-town International Investment and Development Co., Ltd.

10.2

Fourth Amendment to Common Stock Purchase Agreement dated February 1, 2010, as amended on April 30, 2010, June 4, 2010 and July 7, 2010, by and among the Company, Elite Noble Limited and Shah Capital Opportunity Fund LP

99.1	Press Release dated September 7, 2010